UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant   ☒

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

SELECT INCOME REIT
(Name of Registrant as Specified in Its Charter)

LAKEWOOD CAPITAL PARTNERS, LP
LAKEWOOD CAPITAL OFFSHORE FUND, LTD.
LAKEWOOD CAPITAL ADVISORS, LLC
LAKEWOOD CAPITAL MANAGEMENT, LP
LAKEWOOD CAPITAL MANAGEMENT (GP), LLC
BOZZA JACKSON HOLDINGS, LLC
ANTHONY T. BOZZA
WILLIAM H. LENEHAN

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Lakewood Capital Management, LP, together with the other participants named herein (collectively, “Lakewood Capital”),  intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of Lakewood Capital’s highly-qualified trustee nominee to the Board of Trustees of Select Income REIT, a Maryland real estate investment trust (the “Company”), at the Company’s upcoming 2015 annual meeting of shareholders, or any other meeting of shareholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On January 14, 2015, Lakewood Capital issued a detailed presentation regarding the Company (the “Presentation”). The Presentation is attached hereto as Exhibit 1.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Lakewood Capital Management, LP, together with the other participants named herein (collectively, “Lakewood Capital”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified trustee nominee at the 2015 annual meeting of shareholders of Select Income REIT, a Maryland real estate investment trust (the “Company”).

LAKEWOOD CAPITAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Lakewood Capital Partners, LP (“Lakewood Capital Partners”), Lakewood Capital Offshore Fund, Ltd. (“Lakewood Capital Offshore”), Lakewood Capital Advisors, LLC (“Lakewood Capital Advisors”), Lakewood Capital Management, LP (“Lakewood Capital Management”), Lakewood Capital Management (GP), LLC (“Lakewood Capital GP”), Bozza Jackson Holdings, LLC (“Bozza Holdings”), Anthony T. Bozza and William H. Lenehan (collectively, the “Participants”).

As of the date hereof, Lakewood Capital Partners beneficially owned 4,168,668 common shares of beneficial interest (“Common Shares”).  Lakewood Capital Offshore, as a feeder fund of Lakewood Capital Partners, may be deemed to beneficially own the 4,168,668 Common Shares directly owned by Lakewood Capital Partners. Lakewood Capital Advisors, as the general partner of Lakewood Capital Partners, may be deemed to beneficially own the 4,168,668 Common Shares directly owned by Lakewood Capital Partners. Lakewood Capital Management, as the investment manager of Lakewood Capital Partners, may be deemed to beneficially own the 4,168,668 Common Shares directly owned by Lakewood Capital Partners. Lakewood Capital GP, as the general partner of Lakewood Capital Management, may be deemed to beneficially own the 4,168,668 Common Shares directly owned by Lakewood Capital Partners. Bozza Holdings, as the managing member of Lakewood Capital Advisors, may be deemed to beneficially own the 4,168,668 Common Shares directly owned by Lakewood Capital Partners. Mr. Bozza, as the managing member of each of Lakewood Capital GP and Bozza Holdings, may be deemed to beneficially own the 4,168,668 Common Shares directly owned by Lakewood Capital Partners. As of the date hereof, Mr. Lenehan may be deemed to beneficially own 4,788 Common Shares.